SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 19, 2013

NATURAL RESOURCE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31465	35-2164875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Jefferson, Suite 3600 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 751-7507

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2013, NRP Oil and Gas LLC, a wholly owned subsidiary of Natural Resource Partners L.P. (“NRP Oil and Gas”), entered into an amendment (the “First Amendment”) to its 5-year, $100 million senior secured revolving credit facility with Wells Fargo Bank, N.A. as Administrative Agent and Wells Fargo Securities, LLC as Sole Bookrunner and Sole Lead Arranger.

The First Amendment amends the existing reserve-based revolving credit facility to (a) provide for the acquisition by NRP Oil and Gas of the non-operated working interests in North Dakota from Sundance Energy, Inc. on December 19, 2013 and (b) increase the borrowing base under the credit facility from $8.0 million to $16.0 million. As of December 19, 2013, NRP Oil and Gas did not have any borrowings outstanding under the credit facility and had the full $16.0 million available for borrowing thereunder.

Wells Fargo Bank N.A. and its affiliates have performed investment banking, financial advisory and other commercial services for Natural Resource Partners L.P. and its subsidiaries in the ordinary course of business from time to time, including acting as lenders under NRP (Operating) LLC’s revolving credit facility and term loan, for which they have received customary fees and expenses.

A copy of the First Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the First Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

10.1	First Amendment to Credit Agreement, dated effective as of December 19, 2013, among NRP Oil and Gas LLC, Wells Fargo Bank, N.A., as Administrative Agent, and Wells Fargo Securities, LLC as Sole Bookrunner and Sole Lead Arranger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.
(Registrant)

By:	NRP (GP) LP
its General Partner

By:	GP Natural Resource Partners LLC
its General Partner

/s/ Kathryn S. Wilson
Kathryn S. Wilson
Vice President and General Counsel

Dated: December 20, 2013